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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 33-20318 on Form N-1A (the "Registration Statement") of our report dated February 9, 2001, appearing in the Annual Report of Atlas Assets, Inc. for the year ended December 31, 2000, and to the references to us under the heading "Financial Highlights" in the Prospectus, which is incorporated by reference to such Registration Statement, and under the headings "Additional Information - Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Oakland, California
January 3, 2002